                                                                     EXHIBIT 4.1

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                                  ABC BANCORP

                                      AND


                           WILMINGTON TRUST COMPANY,
                                  AS TRUSTEE

                                   INDENTURE

                     __% SUBORDINATED DEBENTURES DUE 2031

                        Dated as of ________ ____, 2001

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                               TABLE OF CONTENTS


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ARTICLE I.   DEFINITION.
   Section 1.1.  Definitions of Terms...............................................................     2

ARTICLE II.  ISSUE, DESCRIPTION, TERMS, CONDITIONS, REGISTRATION AND EXCHANGE OF THE DEBENTURES.
   Section 2.1.  Designation and Principal Amount...................................................    10
   Section 2.2.  Maturity...........................................................................    10
   Section 2.3.  Form and Payment...................................................................    11
   Section 2.4.  Interest...........................................................................    11
   Section 2.5.  Execution and Authentication.......................................................    12
   Section 2.6.  Registration of Transfer and Exchange..............................................    13
   Section 2.7.  Temporary Debentures...............................................................    14
   Section 2.8.  Mutilated, Destroyed, Lost or Stolen Debentures....................................    14
   Section 2.9.  Cancellation.......................................................................    15
   Section 2.10. Benefit of Indenture...............................................................    15
   Section 2.11. Authentication Agent...............................................................    16

ARTICLE III.  REDEMPTION OF DEBENTURES.
   Section 3.1.  Redemption.........................................................................    16
   Section 3.2.  Special Event Redemption...........................................................    16
   Section 3.3.  Optional Redemption by the Company.................................................    17
   Section 3.4.  Notice of Redemption...............................................................    18
   Section 3.5.  Payment upon Redemption............................................................    19
   Section 3.6.  No Sinking Fund....................................................................    19

ARTICLE IV.  EXTENSION OF INTEREST PAYMENT PERIOD.
   Section 4.1.  Extension of Interest Payment Period...............................................    19
   Section 4.2.  Notice of Extension................................................................    20

ARTICLE V.  PARTICULAR COVENANTS OF THE COMPANY.
   Section 5.1.  Payment of Principal and Interest..................................................    21
   Section 5.2.  Maintenance of Agency..............................................................    21
   Section 5.3.  Paying Agents......................................................................    21
   Section 5.4.  Appointment to Fill Vacancy in Office of the Trustee...............................    22
   Section 5.5.  Compliance with Consolidation Provisions...........................................    23
   Section 5.6.  Limitation on Transactions.........................................................    23
   Section 5.7.  Covenants as to the Trust..........................................................    23
   Section 5.8.  Covenants as to Purchases..........................................................    24
   Section 5.9.  Waiver of Usury, Stay or Extension Laws............................................    24
   Section 5.10. Limitation on Additional Junior Indebtedness.......................................    24


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   Section 5.11. No Intent to Commence Extension Period.............................................    26

ARTICLE VI.   THE DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.
   Section 6.1.  The Company to Furnish the Trustee Names and Addresses of the Debentureholders.....    26
   Section 6.2.  Preservation of Information Communications with the Debentureholders...............    26
   Section 6.3.  Reports by the Company.............................................................    27
   Section 6.4.  Reports by the Trustee.............................................................    27

ARTICLE VII.  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON EVENT OF DEFAULT.
   Section 7.1.  Events of Default..................................................................    28
   Section 7.2.  Collection of Indebtedness and Suits for Enforcement by the Trustee................    29
   Section 7.3.  Application of Moneys Collected....................................................    31
   Section 7.4.  Limitation on Suits................................................................    31
   Section 7.5.  Rights and Remedies Cumulative; Delay or Omission not Waiver.......................    32
   Section 7.6.  Control by the Debentureholders....................................................    32
   Section 7.7.  Undertaking to Pay Costs...........................................................    33
   Section 7.8.  Direct Action; Right of Set-Off....................................................    33

ARTICLE VIII.  FORM OF THE DEBENTURE AND ORIGINAL ISSUE.
   Section 8.1.  Form of Debenture..................................................................    34
   Section 8.2.  Original Issue of the Debentures...................................................    34

ARTICLE IX.  CONCERNING THE TRUSTEE.
   Section 9.1.  Certain Duties and Responsibilities of the Trustee.................................    34
   Section 9.2.  Notice of Defaults.................................................................    35
   Section 9.3.  Certain Rights of the Trustee......................................................    35
   Section 9.4.  The Trustee not Responsible for Recitals, Etc......................................    37
   Section 9.5.  May Hold the Debentures............................................................    37
   Section 9.6.  Moneys Held in Trust...............................................................    37
   Section 9.7.  Compensation and Reimbursement.....................................................    37
   Section 9.8.  Reliance on Officers' Certificate..................................................    38
   Section 9.9.  Disqualification; Conflicting Interests............................................    38
   Section 9.10. Corporate Trustee Required; Eligibility............................................    38
   Section 9.11. Resignation and Removal; Appointment of Successor..................................    39
   Section 9.12. Acceptance of Appointment by Successor.............................................    40
   Section 9.13. Merger, Conversion, Consolidation or Succession to Business........................    41
   Section 9.14. Preferential Collection of Claims against the Company..............................    41

ARTICLE X.  CONCERNING THE DEBENTUREHOLDERS.
   Section 10.1. Evidence of Action by the Holders..................................................    41
   Section 10.2. Proof of Execution by the Debentureholders.........................................    42
   Section 10.3. Who may be Deemed Owners...........................................................    42

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   Section 10.4. Certain Debentures Owned by Company Disregarded....................................    42
   Section 10.5. Actions Binding on the Future Debentureholders.....................................    43

ARTICLE XI.   SUPPLEMENTAL INDENTURES.
   Section 11.1. Supplemental Indentures without the Consent of the Debentureholders................    43
   Section 11.2. Supplemental Indentures with Consent of the Debentureholders.......................    44
   Section 11.3. Effect of Supplemental Indentures..................................................    44
   Section 11.4. The Debentures Affected by Supplemental Indentures.................................    45

ARTICLE XII.  SUCCESSOR CORPORATION.
   Section 12.1. The Company may Consolidate, Etc...................................................    45
   Section 12.2. Successor Corporation Substituted..................................................    46
   Section 12.3. Evidence of Consolidation, Etc. to Trustee.........................................    46

ARTICLE XIII.  SATISFACTION AND DISCHARGE.
   Section 13.1. Satisfaction and Discharge of Indenture............................................    47
   Section 13.2. Discharge of Obligations...........................................................    47
   Section 13.3. Deposited Moneys to be Held in Trust...............................................    47
   Section 13.4. Payment of Monies Held by Paying Agents............................................    48
   Section 13.5. Repayment to the Company...........................................................    48

ARTICLE XIV.  IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS.
   Section 14.1. No Recourse........................................................................    48

ARTICLE XV.  MISCELLANEOUS PROVISIONS.
   Section 15.1. Effect on Successors and Assigns...................................................    49
   Section 15.2. Actions by Successor...............................................................    49
   Section 15.3. Surrender of the Company Powers....................................................    49
   Section 15.4. Notices............................................................................    49
   Section 15.5. Governing Law......................................................................    49
   Section 15.6. Treatment of the Debentures as Debt................................................    49
   Section 15.7. Compliance Certificates and Opinions...............................................    49
   Section 15.8. Payments on Business Days..........................................................    50
   Section 15.9. Conflict with Trust Indenture Act..................................................    50
   Section 15.10. Counterparts......................................................................    50
   Section 15.11. Separability......................................................................    50
   Section 15.12. Assignment........................................................................    50
   Section 15.13. Acknowledgment of Rights; Right of Setoff.........................................    51
   Section 15.14. Interpretation....................................................................    51

ARTICLE XVI.  SUBORDINATION OF THE DEBENTURES.
   Section 16.1. Agreement to Subordinate...........................................................    52
   Section 16.2. Default on Senior Indebtedness.....................................................    52
   Section 16.3. Liquidation; Dissolution; Bankruptcy...............................................    52

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   Section 16.4. Subrogation........................................................................    53
   Section 16.5. The Trustee to Effectuate Subordination............................................    54
   Section 16.6. Notice by the Company..............................................................    55
   Section 16.7. Rights of the Trustee; Holders of the Senior Indebtedness..........................    55
   Section 16.8. Subordination may not be Impaired..................................................    56

                             CROSS-REFERENCE TABLE



Section of
Trust Indenture Act                                                   Section of
of 1939, as amended                                                    Indenture
-------------------                                                    ---------

310(a)..........................................................            9.10
310(b)..........................................................       9.9, 9.11
310(c)..........................................................  Not Applicable
311(a)..........................................................            9.14
311(b)..........................................................            9.14
311(c)..........................................................  Not Applicable
312(a)..........................................................     6.1, 6.2(a)
312(b)..........................................................          6.2(c)
312(c)..........................................................          6.2(c)
313(a)..........................................................          6.4(a)
313(b)..........................................................          6.4(b)
313(c)..........................................................  6.4(a), 6.4(b)
313(d)..........................................................          6.4(c)
314(a)..........................................................          6.3(a)
314(b)..........................................................  Not Applicable
314(c)..........................................................            15.7
314(d)..........................................................  Not Applicable
314(e)..........................................................            15.7
314(f)..........................................................  Not Applicable
315(a)..........................................................     9.1(a), 9.3
315(b)..........................................................             9.2
315(c)..........................................................          9.1(a)
315(d)..........................................................          9.1(b)
315(e)..........................................................             7.7
316(a)..........................................................        1.1, 7.6
316(b)..........................................................          7.4(b)
316(c)..........................................................         10.1(b)
317(a)..........................................................             7.2
317(b)..........................................................             5.3
318(a)..........................................................            15.9

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture.

                                   INDENTURE

     INDENTURE, dated as of ________ _______, 2001, between ABC BANCORP, a Georgia corporation (the "Company"), and WILMINGTON TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of Delaware, as trustee (the "Trustee" and, in its separate capacity and not in its capacity as Trustee, the "Bank").

                                   RECITALS:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of securities to be known as its __% Subordinated Debentures due 2031 (hereinafter referred to as the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this Indenture;

     WHEREAS, ABC Bancorp Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $30,000,000 aggregate liquidation amount of its Preferred Securities (as defined herein) ($30,450,000 if the Underwriters exercise their Option (as defined herein)) and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $927,850 aggregate liquidation amount of its Common Securities (as defined herein) ($1,067,030 if the Underwriters exercise their Option) in $30,927,850 aggregate principal amount of the Debentures ($35,567,030 if the Underwriters exercise their Option);

     WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture;

     WHEREAS, all requirements necessary to make this Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects;

     WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of the Debentures:

                                   ARTICLE I.
                                  DEFINITIONS

     Section 1.1. Definitions of Terms. The terms defined in this Section 1.1
                  --------------------
(except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section
1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in the Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP.

     "Accelerated Maturity Date" means if the Company elects to accelerate the Maturity Date in accordance with Section 2.2(b), the date selected by the Company which is prior to the Scheduled Maturity Date, but is after September 30, 2006.

     "Additional Junior Indebtedness" means, without duplication, (A) any indebtedness, liabilities or obligations of the Company, or any Subsidiary of the Company, under debt securities (or guarantees in respect of debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5) under the Investment Company Act (or any successor Rule applicable thereto)) or other financing vehicle of the Company or any Subsidiary of the Company in connection with the issuance by that entity of preferred securities or other securities that are intended to qualify for Tier 1 capital treatment (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, other than the Debentures; provided, however, that the inability of the Company to treat all or any portion of the Additional Junior Indebtedness as Tier 1 capital shall not disqualify it as Additional Junior Indebtedness if such inability results from the Company having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest to which the Federal Reserve now accords or may hereafter accord Tier 1 capital treatment (including the Debentures) in excess of the amount which may qualify for treatment as Tier 1 capital under applicable capital adequacy guidelines of the Federal Reserve and (B) any indebtedness, liabilities or obligations of the Company, or any Subsidiary of the Company, that is junior or otherwise subordinate in right of payment to Senior Indebtedness of the Company and that has a maturity or is otherwise due and payable by the Company on a date twelve (12) months or more after its date of original issuance, other than the Debentures.

     "Additional Payments" shall have the meaning set forth in Section 2.4(c).

     "Additional Senior Obligations" means all indebtedness of the Company whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations does not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Debentures or to rank pari passu in right of payment with the Debentures. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

     "Administrative Trustees" shall have the meaning set forth in the Trust Agreement.

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Authenticating Agent" means an authenticating agent with respect to the Debentures appointed by the Trustee pursuant to Section 2.11.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Business Day" means, with respect to the Debentures, any day other than a Saturday or a Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York, are authorized or required by law, executive order or regulation to close, or a day on which the Corporate Trust Office of the Trustee or the Property Trustee is closed for business.

     "Capital Treatment Event" means the receipt by the Company and the Trust of an Opinion of Counsel, rendered by counsel experienced in such matters within a reasonable period of time after the applicable occurrence, to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or, which pronouncement, action or judicial decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Preferred Securities (or any substantial portion thereof) as Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the occurrence or the possible occurrence of any of the events described above.

     "Change in 1940 Act Law" shall have the meaning set forth in the definition of "Investment Company Event."

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with the Preferred Securities; provided, however, that upon the occurrence and during the continuation of an Event of Default, the rights of holders of Common Securities to payment in respect of (a) distributions, and (b) payments upon liquidation, redemption and otherwise, are subordinated to the rights of holders of Preferred Securities.

     "Company" means ABC Bancorp, a corporation duly organized and existing under the laws of the State of Georgia, and, subject to the provisions of
Article XII, shall also include its successors and assigns.

     "Compounded Interest" shall have the meaning set forth in Section 4.1.

     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     "Coupon Rate" shall have the meaning set forth in Section 2.4.

     "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debentures" shall have the meaning set forth in the Recitals hereto.

     "Debentureholder," "holder of Debentures," "registered holder," or other similar term, means the Person or Persons in whose name or names a particular Debenture shall be registered on the Debenture Register in accordance with the terms of this Indenture.

     "Debenture Register" shall have the meaning set forth in Section 2.6(b).

     "Debenture Registrar" shall have the meaning set forth in Section 2.6(b).

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every capital lease obligation of such Person; and (f) every obligation of the type referred to in clauses (a) through (e) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Deferred Payments" shall have the meaning set forth in Section 4.1.

     "Direct Action" shall have the meaning set forth in Section 7.8.

     "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Trust Agreement and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

     "Distribution" shall have the meaning set forth in the Trust Agreement.

     "Event of Default" means, with respect to the Debentures, any event specified in Section 7.1, which has continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect at the date of execution of this Indenture.

     "Extension Period" shall have the meaning set forth in Section 4.1.

     "Federal Reserve" means the Board of Governors of the Federal Reserve
System.

     "GAAP" means such accounting principles as are generally accepted at the time of any computation required hereunder.

     "Governmental Obligations" means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

     "Guarantee" shall have the meaning set forth in the Trust Agreement.

     "Herein," "hereof," and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

     "Interest Payment Date" shall have the meaning set forth in Section 2.4(a).

     "Investment Company Act" means the Investment Company Act of 1940, as amended, as in effect at the date of execution of this Indenture.

     "Investment Company Event" means the receipt by the Trust and the Company of an Opinion of Counsel, rendered by counsel experienced in such matters within a reasonable amount of time after the applicable occurrence, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or shall be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under the Trust Agreement; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the occurrence or the possible occurrence of any such Change in 1940 Act Law.

     "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Payments, if any.

     "Ministerial Action" shall have the meaning set forth in Section 3.2.

     "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer, President or an Executive Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in
Section 15.7, if and to the extent required by the provisions thereof.

     "Opinion of Counsel" means an opinion in writing of independent, outside legal counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 15.7, if and to the extent required by the provisions thereof.

     "Outstanding," when used with reference to the Debentures, means, subject to the provisions of Section 10.4, as of any particular time, all Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Debentures or portions thereof for the payment or redemption of which money or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, then notice of such redemption shall have been given as provided in Article III, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.6; provided, however, that in determining whether the holders of the requisite percentage of Debentures have given any request, notice, consent or waiver hereunder, Debentures held by the Company or any Affiliate of the Company shall not be included; and provided further, however, that the Trustee shall be protected in relying upon any request, notice, consent or waiver unless a Responsible Officer of the Trustee shall have actual knowledge that the holder of such Debenture is the Company or an Affiliate thereof.

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.3.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Debenture" means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.8 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "Preferred Securities" means the __% Cumulative Trust Preferred Securities representing undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence and during the continuation of an Event of Default, the rights of holders of Common Securities to payment in respect of (a) distributions, and (b) payments upon liquidation, redemption and otherwise, are subordinated to the rights of holders of Preferred Securities.

     "Preferred Securities Guarantee" means any guarantee that the Company may enter into with the Trustee or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities.

     "Property Trustee" has the meaning set forth in the Trust Agreement.

     "Redemption Price" shall have the meaning set forth in Section 3.2.

     "Responsible Officer" when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture, including any vice president, any assistant vice president, any assistant secretary or any other officer or assistant officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Scheduled Maturity Date" means September 30, 2031.

     "Securities Act" means the Securities Act of 1933, as amended, as in effect at the date of execution of this Indenture.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on all Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided that Senior Debt shall not be deemed to include (a) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (b) the Guarantee; (c) Debt to any employee of the Company; (d) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (e) Debt which constitutes Subordinated Debt.

     "Senior Indebtedness" shall have the meaning set forth in Section 16.1.

     "Special Event" means a Tax Event, a Capital Treatment Event or an Investment Company Event.

     "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt (other than the Debentures), whether incurred on or prior to the date of this Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Debentures); provided, however, that Subordinated Debt will not be deemed to include (a) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (b) Debt which constitutes Senior Debt; (c) Debt to any employee of the Company; (d) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (e) any Debt of the Company under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for Tier 1 capital treatment.

     "Subsidiary" means, with respect to any Person, (a) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; (b) any general partnership, limited liability company, joint venture, trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

     "Tax Event" means the receipt by the Company and the Trust of an Opinion of Counsel, rendered by counsel experienced in such matters within a reasonable amount of time after the applicable occurrence, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (a) the Trust is, or shall be within ninety (90) days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures; (b) interest payable by the Company on the Debentures is not, or within ninety (90) days after the date of such Opinion of Counsel, shall not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or
(c) the Trust is, or shall be within ninety (90) days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the occurrence or the possible occurrence of any of the events described in clauses (a) through (c) above.

     "Trust" means ABC Bancorp Capital Trust I, a Delaware statutory business trust.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of ______________ ____, 2001, of the Trust.

     "Trustee" means Wilmington Trust Company, a Delaware banking corporation, and, subject to the provisions of Article IX, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, "Trustee" shall mean each such Person.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 11.1, 11.2, and 12.1, as in effect at the date of execution of this Indenture.

     "Trust Securities" means the Common Securities and Preferred Securities, collectively.

     "Voting Stock," as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

                                   ARTICLE II.
                     ISSUE, DESCRIPTION, TERMS, CONDITIONS,
                   REGISTRATION AND EXCHANGE OF THE DEBENTURES

     Section 2.1. Designation and Principal Amount. There are hereby authorized
                  --------------------------------
Debentures designated the "____% Subordinated Debentures due 2031," limited in aggregate principal amount up to $35,567,030, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.5.

     Section 2.2. Maturity.
                  --------

     (a) The Maturity Date shall be either:

          (i)  the Scheduled Maturity Date; or

         (ii) if the Company elects to accelerate the Maturity Date to be a date prior to the Scheduled Maturity Date in accordance with
               Section 2.2(c), the Accelerated Maturity Date.

     (b) The Company may at any time before the day which is ninety (90) days before the Scheduled Maturity Date and after September 30, 2006, elect to shorten the Maturity Date only once to the Accelerated Maturity Date provided that the Company has received the prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

     (c) If the Company elects to accelerate the Maturity Date in accordance with Section 2.2(b), then the Company shall give notice to the Trustee and the Trust (unless the Trust is not the holder of the Debentures, in which case the Company will give notice to the Trustee, which will then give notice to the holders of the Debentures) of the acceleration of the Maturity Date and the Accelerated Maturity Date at least thirty (30) days and no more than 180 days before the Accelerated Maturity Date; provided, however, that nothing provided in this Section 2.2 shall limit the Company's rights, as provided in Article III hereof, to redeem all or a portion of the Debentures at such time or times on or after September 30, 2006, as the Company may so determine, or at any time upon the occurrence of a Special Event.

     Section 2.3. Form and Payment. The Debentures shall be issued in fully
                  ----------------
registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form shall be payable, the transfer of such Debentures shall be registrable and such Debentures shall be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Debenture Register or by wire transfer to an account maintained by the holder as specified in the Debenture Register, provided that the holder provides proper transfer instructions by the regular record date. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, the payment of principal of and interest (including Compounded Interest and Additional Payments, if any) on such Debentures held by the Property Trustee shall be made at such place and to such account as may be designated by the Property Trustee.

     Section 2.4. Interest.
                  --------

     (a) Each Debenture shall bear interest at a rate of __% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (each, an "Interest Payment Date"), commencing on December 31, 2001, to the Person in whose name such Debenture or any Predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the last month of the calendar quarter.

     (b) The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed shall be computed on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on the date such payment was originally payable.

     (c) If, at any time while the Property Trustee is the holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company shall pay as additional payments ("Additional Payments") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges shall be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

     Section 2.5. Execution and Authentication.
                  ----------------------------

     (a) The Debentures shall be signed on behalf of the Company by its Chairman and Chief Executive Officer, President or one of its Executive Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a Chairman and Chief Executive Officer, President or Executive Vice President thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such Person shall have ceased to be the Chairman and Chief Executive Officer, President or an Executive Vice President, or the Secretary or an Assistant Secretary, of the Company (and any such signature shall be binding on the Company). The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures. The Debentures may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication by the Trustee.

     (b) A Debenture shall not be valid until manually authenticated by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures signed by its Chairman and Chief Executive Officer, President or any Executive Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Debentures.

     (d) In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

     (e) The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

     Section 2.6. Registration of Transfer and Exchange.
                  -------------------------------------

     (a) Debentures may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City of New York, or at the office of the Debenture Registrar, for other Debentures and for a like aggregate principal amount in denominations of integral multiples of $10, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section
2.6. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures that the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

     (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose, or at the office of the Debenture Registrar, or such other location designated by the Company a register or registers (herein referred to as the "Debenture Register") in which, subject to such reasonable regulations as the Debenture Registrar (as defined below) may prescribe, the Company shall register the Debentures and the transfers of Debentures as provided in this Article II and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall initially be the Trustee and thereafter as may be appointed by the Company as authorized by Board Resolution (the "Debenture Registrar"), and the location of the Debenture Register shall initially be the Corporate Trust Office of the Trustee. Upon surrender for transfer of any Debenture at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount. All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section 2.6, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

     (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in the case of a partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.7, Section 3.5(b) and Section 11.4 not involving any transfer.

     (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of less than all the Outstanding Debentures and ending at the close of business on the day of such mailing; nor (ii) to register the transfer of or exchange any Debentures or portions thereof called for redemption.

     (e) Debentures may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Indenture. Any transfer or purported transfer of any Debenture not made in accordance with this Indenture shall be null and void.

     Section 2.7. Temporary Debentures. Pending the preparation of definitive
                  --------------------
Debentures, the Company may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed, or typewritten). Such temporary Debentures shall be substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures. Without unnecessary delay, the Company shall execute and shall furnish definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures, unless the Company advises the Trustee to the effect that definitive Debentures need not be authenticated and furnished until further notice from the Company. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

     Section 2.8. Mutilated, Destroyed, Lost or Stolen Debentures.
                  -----------------------------------------------

     (a) In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company's request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost, stolen or mutilated. In every case the applicant for a substituted Debenture shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee shall authenticate any such substituted Debenture and deliver the same upon the written request or authorization of the Chairman and Chief Executive Officer, President or any Executive Vice President and the Treasurer or any Assistant Treasurer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Trustee's counsel) connected therewith. In case any Debenture that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

     (b) Every replacement Debenture issued pursuant to the provisions of this
Section 2.8 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.9. Cancellation. All Debentures surrendered for the purpose of
                  ------------
payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

     Section 2.10. Benefit of Indenture. Nothing in this Indenture or in the
                   --------------------
Debentures, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Debentures (and, with respect to the provisions of Article XVI, the holders of the Senior Indebtedness) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures (and, with respect to the provisions of Article XVI, the holders of the Senior Indebtedness).

     Section 2.11. Authentication Agent.
                   --------------------

     (a) So long as any of the Debentures remain Outstanding there may be an Authenticating Agent for any or all such Debentures, which Authenticating Agent the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

     (b) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint a successor Authenticating Agent eligible under the provisions of Section 2.11(a) of this Indenture. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

                                  ARTICLE III.
                            REDEMPTION OF DEBENTURES

     Section 3.1. Redemption. Subject to the Company having received prior
                  ----------
approval of the Federal Reserve, if then required under the applicable capital guidelines, policies or regulations of the Federal Reserve, the Company may redeem the Debentures issued hereunder on and after the dates set forth in and in accordance with the terms of this Article III.

     Section 3.2. Special Event Redemption. Subject to the Company having
                  ------------------------
received the prior approval of the Federal Reserve, if then required under the applicable capital guidelines, policies or regulations of the Federal Reserve, if a Special Event has occurred and is continuing, then, notwithstanding Section 3.3(a) but subject to Section 3.3(b), the Company shall have the right upon not less than thirty (30) days' nor more than sixty (60) days' notice to the holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 180 days following the occurrence of such Special Event (the "180-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"); provided that if at the time there is available to the Company the opportunity to eliminate, within the 180-Day Period, a Tax Event by taking some ministerial action (a "Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption; and provided further that the Company shall have no right to redeem the Debentures pursuant to this Section 3.2 while it is pursuing any Ministerial Action pursuant to its obligations hereunder; and provided further that, if it is determined that the taking of a Ministerial Action would not eliminate the Tax Event within the 180 Day Period, then the Company's right to redeem the Debentures pursuant to this Section 3.2 shall be restored and it shall have no further obligations to pursue the Ministerial Action. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

     Section 3.3. Optional Redemption by the Company.
                  ----------------------------------

     (a) Subject to the provisions of Section 3.3(c), except as otherwise may be specified in this Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after September 30, 2006, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. Any redemption pursuant to this Section 3.3(a) shall be made upon not less than thirty (30) days' nor more than sixty (60) days' notice to the holders of the Debentures, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.3(a), then the Debentures shall be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair, in its discretion. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

     (b) Subject to the provisions of Section 3.3(c), the Company shall have the right to redeem Debentures at any time and from time to time in a principal amount equal to the Liquidation Amount (as defined in the Trust Agreement) of any Preferred Securities purchased and beneficially owned by the Company, plus an additional principal amount of Debentures equal to the Liquidation Amount of that number of Common Securities that bears the same proportion to the total number of Common Securities then outstanding as the number of Preferred Securities to be redeemed bears to the total number of Preferred Securities then outstanding. Such Debentures shall be redeemed pursuant to this Section 3.3(b) only in exchange for and upon surrender by the Company to the Property Trustee of the Preferred Securities and a proportionate amount of Common Securities, whereupon the Property Trustee shall cancel the Preferred Securities and Common Securities so surrendered and a Like Amount (as defined in the Trust Agreement) of Debentures shall be deemed extinguished and no longer be Outstanding.

     (c) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities from any national securities exchange or in the termination of inclusion of the Preferred Securities issued by the Trust from the American Stock Exchange, Inc. or other self-regulatory organization on or in which the Preferred Securities are then listed, quoted or included, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

     Section 3.4. Notice of Redemption.
                  --------------------

     (a) Except in the case of a redemption pursuant to Section 3.3(b), in case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to upon receipt of forty-five
(45) days' written notice from the Company (which notice shall, in the event of a partial redemption, include a representation to the effect that such partial redemption will not result in the delisting of the Preferred Securities as described in Section 3.3(c) above), give notice of such redemption to holders of the Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than thirty (30) days and not more than sixty (60) days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Debenture Register unless a shorter period is specified in the Debentures to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price and shall state that payment of the Redemption Price shall be made at the office or agency of the Company specified in such notice or at the Corporate Trust Office, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that from and after said date interest shall cease to accrue. If less than all the Debentures are to be redeemed, the notice to the holders of the Debentures shall specify the particular Debentures to be redeemed. If the Debentures are to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof shall be issued.

     (b) Except in the case of a redemption pursuant to Section 3.3(b), if less than all the Debentures are to be redeemed, the Company shall give the Trustee at least forty-five (45) days' written notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair in its discretion, the portion or portions (equal to $10 or any integral multiple thereof) of the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect pursuant to the terms hereof, by delivery of instructions signed on its behalf by its Chairman and Chief Executive Officer, President or any Executive Vice President, instruct the Trustee or any Paying Agent to call all or any part of the Debentures for redemption and to give notice of redemption in the manner set forth in this Section 3.4, such notice to be in the name of the Company or its own name as the Trustee or such Paying Agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such Paying Agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such Paying Agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such Paying Agent to give any notice by mail that may be required under the provisions of this
Section 3.4.

     Section 3.5. Payment upon Redemption.
                  -----------------------

     (a) If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price with respect to any such Debenture or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the Redemption Price (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 3.3).

     (b) Upon presentation of any Debenture that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall deliver to the holder thereof, at the expense of the Company, a new Debenture of authorized denomination in principal amount equal to the unredeemed portion of the Debenture so presented.

     Section 3.6. No Sinking Fund.  The Debentures are not entitled to the
                  ---------------
benefit of any sinking fund.

                                   ARTICLE IV.
                      EXTENSION OF INTEREST PAYMENT PERIOD

     Section 4.1. Extension of Interest Payment Period. So long as no Event of
                  ------------------------------------
Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding twenty (20) consecutive quarters (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period may extend beyond the Maturity Date or end on a date other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1 and which remains unpaid, shall bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall calculate (and deliver such calculation to the Trustee) and pay all interest accrued and unpaid on the Debentures, including any Additional Payments and Compounded Interest (together, "Deferred Payments") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register on the first record date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period so long as no Event of Default has occurred and is continuing; provided that such period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters or extend beyond the Maturity Date of the Debentures or end on a date other than an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all Deferred Payments then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

     Section 4.2. Notice of Extension.
                  -------------------

     (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company selects an Extension Period, then the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least two Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable; or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the American Stock Exchange, Inc. or other applicable exchange or self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects an Extension Period, then the Company shall give the holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least two Business Days before the earlier of (i) the next succeeding Interest Payment Date; or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the American Stock Exchange, Inc. or other applicable exchange or self-regulatory organization or to holders of the Debentures.

     (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the twenty (20) quarters permitted in the maximum Extension Period permitted under Section 4.1.

     Section 4.3. Limitation on Transactions. If (a) the Company shall exercise
                  --------------------------
its right to defer payment of interest as provided in Section 4.1; or (b) there shall have occurred and be continuing any Event of Default, then (i) neither the Company nor any of its Subsidiaries shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees, (C) as a result of a reclassification of its capital stock for another class of its capital stock,
(D) dividends or distributions made by a Subsidiary to the Company, or (E) dividends or distributions made by a Subsidiary to a Subsidiary); (ii) neither the Company nor any Subsidiary shall make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company or any Subsidiary which rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of any debt securities if such guarantee ranks pari passu with or junior in interest to the Debentures; provided, however, that notwithstanding the foregoing, the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (iii) the Company shall not redeem, purchase or acquire less than all of the Outstanding Debentures or any of the Preferred Securities.

                                   ARTICLE V.
                       PARTICULAR COVENANTS OF THE COMPANY

     Section 5.1. Payment of Principal and Interest. The Company shall duly and
                  ---------------------------------
punctually pay or cause to be paid the principal of and interest on the Debentures at the time and place and in the manner provided herein. Each such payment of the principal of and interest on the Debentures shall relate only to the Debentures, shall not be combined with any other payment of the principal of or interest on any other obligation of the Company, and shall be clearly and unmistakably identified as pertaining to the Debentures.

     Section 5.2. Maintenance of Agency. So long as any of the Debentures remain
                  ---------------------
Outstanding, the Company shall maintain, or shall cause to be maintained, an office or agency in the City of Wilmington, Delaware, which shall initially be the Corporate Trust Office of the Trustee, and at such other location or locations as may be designated as provided in this Section 5.2, where (a) Debentures may be presented for payment; (b) Debentures may be presented as hereinabove authorized for registration of transfer and exchange; and (c) notices and demands to or upon the Company in respect of the Debentures and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chairman and Chief Executive Officer, President or an Executive Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside of the City of Wilmington, Delaware, where the Debentures may be presented for registration or transfer and for exchange in the manner provided herein, and the Company may from time to time rescind such designation as the Company may deem desirable or expedient. The Company shall give the Trustee prompt written notice of any such designation or rescission thereof.

     Section 5.3. Paying Agents.
                  -------------

     (a) The Company shall be the initial Paying Agent. If the Company shall appoint one or more Paying Agents for the Debentures, other than the Trustee, then the Company shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.3:

          (i) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the Persons entitled thereto;

          (ii) that it shall give the Trustee notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable;

          (iii) that it shall, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (iv) that it shall perform all other duties of Paying Agent as set forth in this Indenture.

     (b) If the Company shall act as its own Paying Agent with respect to the Debentures, then it shall on or before each due date of the principal of or interest on such Debentures, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due on Debentures until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Company shall have one or more Paying Agents for the Debentures, it shall, prior to each due date of the principal of or interest on any Debentures, deposit with the Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of this action or failure so to act.

     (c) Notwithstanding anything in this Section 5.3 to the contrary, (i) the agreement to hold sums in trust as provided in this Section 5.3 is subject to the provisions of Section 13.3 and 13.4; and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 5.4. Appointment to Fill Vacancy in Office of the Trustee. The
                  ----------------------------------------------------
Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 9.11, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 5.5. Compliance with Consolidation Provisions. The Company shall
                  ----------------------------------------
not, while any of the Debentures remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article XII hereof are complied with.

     Section 5.6. Limitation on Transactions. If Debentures are issued to the
                  --------------------------
Trust or a trustee of the Trust in connection with the issuance of Trust Securities by the Trust and (a) there shall have occurred and be continuing an Event of Default; (b) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee relating to the Trust; or (c) the Company shall have given notice of its election to defer payments of interest on such Debentures by extending the interest payment period as provided in this Indenture and such Extension Period, or any extension thereof, shall be continuing, then (i) neither the Company nor any of its Subsidiaries shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees, (C) as a result of a reclassification of its capital stock, or (D) dividends or distributions made by a Subsidiary to the Company, or (E) dividends or distributions made by a Subsidiary to a Subsidiary); (ii) neither the Company nor any Subsidiary shall make any payment of principal, interest or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company or any Subsidiary which rank pari passu with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of any debt securities if such guarantee ranks pari passu with or junior in interest to the Debentures; provided, however, that the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (iii) the Company shall not redeem, purchase or acquire less than all of the Outstanding Debentures or any of the Preferred Securities.

     Section 5.7. Covenants as to the Trust. For so long as the Trust Securities
                  -------------------------
of the Trust remain outstanding, the Company (a) shall maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of the Common Securities; (b) shall not voluntarily terminate, wind up or liquidate the Trust, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines, policies or regulations of the Federal Reserve; (c) shall use its reasonable efforts to cause the Trust (i) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of Debentures, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement; and (ii) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; (d) shall use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures; and (e) including any successor to the Company, shall use reasonable efforts to maintain the eligibility of the Preferred Securities for listing, quotation or inclusion on or in any national securities exchange or other self-regulatory organization on or in which the Preferred Securities are then listed, quoted or included (including, if applicable, the American Stock Exchange, Inc.) and shall use reasonable efforts to keep the Preferred Securities so listed, quoted or included for so long as the Preferred Securities remain outstanding. In connection with the distribution of the Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company shall use its best efforts to list such Debentures on the American Stock Exchange, Inc. or such other exchange or to include such Debentures in such self-regulatory organization as the Preferred Securities are then listed, quoted or included.

     Section 5.8.  Covenants as to Purchases. Except upon the exercise by the
                   -------------------------
Company of its right to redeem the Debentures pursuant to Section 3.2 upon the occurrence and continuation of a Special Event, the Company shall not purchase any Debentures, in whole or in part, from the Trust prior to September 30, 2006.

     Section 5.9.  Waiver of Usury, Stay or Extension Laws. To the fullest
                   ---------------------------------------
extent permitted by law (a) the Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performances of this Indenture, and (b) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the extension of every such power as though no such law had been enacted.

     Section 5.10. Limitation on Additional Junior Indebtedness. The Company
                   --------------------------------------------
shall not, and it shall not cause or permit any Subsidiary of the Company to, incur, issue or be obligated on any Additional Junior Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than:

     (a) Additional Junior Indebtedness that, by its terms, is expressly stated to be junior and subordinate in all respects to the Debentures; or

     (b) Additional Junior Indebtedness that, by its terms, is expressly stated to be pari passu and rank equally in all respects with the Debentures; provided, however, that neither the Company nor any of its Subsidiaries shall incur, issue or otherwise become obligated on any Additional Junior Indebtedness pursuant to this Section 5.10(b) unless the quotient of "X" divided by "Y" is less than 0.60, where "X" and "Y" are calculated as described in Section 5.10(c) and 5.10(d), respectively.

     (c) As used in Section 5.10(b), "X" means the sum of the following:

         (i) the aggregate liquidation amount or principal amount, as the case may be, of the Debentures Outstanding at the time of the proposed issuance of such Additional Junior Indebtedness pursuant to Section 5.10(b), plus

         (ii) the aggregate liquidation amount or principal amount, as the case may be, of any Additional Junior Indebtedness previously issued and outstanding at the time of the proposed issuance of such Additional Junior indebtedness pursuant to
     Section 5.10(b), excluding any such Additional Junior Indebtedness that, by its terms, is expressly stated to be junior and subordinate in all respects to the Debentures, plus

          (iii) the aggregate liquidation amount or principal amount, as the case may be, of the Additional Junior Indebtedness proposed to be issued or otherwise incurred pursuant to Section 5.10(b), plus

          (iv) the principal amount of any Senior Indebtedness of the Company outstanding at the time of the proposed issuance of such Additional Junior Indebtedness pursuant to Section 5.10(b) and that has a maturity or is otherwise due and payable by the Company on a date twelve (12) months or more after the time of the proposed issuance of such Additional Junior Indebtedness pursuant to Section 5.10(b).

     (d)  As used in Section 5.10(b), "Y" means the sum of the following:

          (i) the sum of (y) the "common shareholders' equity" of the Company, plus (z) the "perpetual preferred stock" of the Company, each calculated on a consolidated basis and in accordance with Appendix A to
     Part 225 (Capital adequacy guidelines for bank-holding companies; risk-based measure) of Federal Reserve Regulation Y (12 CFR (S)225, as amended, as in effect at the date of execution of this Indenture), without regard to limitations therein with respect to the inclusion of perpetual preferred stock (whether cumulative or noncumulative) in Tier 1 capital, determined as of the last day of the month immediately preceding the month during which the proposed issuance of the Additional Junior Indebtedness pursuant to Section 5.10(b) is scheduled to occur, (provided, however, that in no event shall any portion of the Debentures, the Additional Junior Indebtedness or the Senior Indebtedness described in Section 5.10(c) also be included in "Y" under this Section 5.10(d)), plus

          (ii) any other preferred stock of the Company that does not otherwise qualify as "perpetual preferred stock" and is not included in clause (d)(i) above, plus

          (iii) the aggregate liquidation amount or principal amount, as the case may be, of any Additional Junior Indebtedness, which by its terms is expressly stated to be junior and subordinate in all respects to the Debentures and which was previously issued and outstanding at the time of the proposed issuance of such Additional Junior Indebtedness pursuant to
     Section 5.10(b).

     (e) Notwithstanding the foregoing, the limitations of this Section 5.10 shall not in any way preclude the Company from merging with or into, or from acquiring or being acquired by, another Person (including by way of merger, stock purchase or acquisition of assets) that is not directly or indirectly controlling, controlled by or under common control with the Company in an arm's length transaction entered into in good faith, even though the pro forma consolidated balance sheet of the surviving Person immediately following the consummation of such merger, or of the acquiror immediately following the completion of such acquisition transaction, may include Additional Junior Indebtedness in amounts in excess of amounts that would otherwise be permitted by this Section 5.10; provided, however, that thereafter the limitations on future incurrences of Additional Junior Indebtedness in this
Section 5.10 shall continue to apply to the Company (in the event that it is the surviving corporation in such merger transaction or the acquiror in such acquisition transaction) and shall apply to the other Person (in the event that it is the surviving corporation in such merger transaction or the acquiror in such acquisition transaction) whether or not such other Person is expressly made a party hereto.

     Section 5.11. No Intent to Commence Extension Period. The Company has no
                   --------------------------------------
present intention to exercise its right under Section 4.1 to defer payments of interest on the Debentures by selecting an Extension Period. The Company believes that the likelihood that it would exercise its right under Section 4.1 to defer payments of interest on the Debentures by selecting an Extension Period at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company pursuant to Sections 4.3 and
5.6 of this Indenture.

                                  ARTICLE VI.
                    THE DEBENTUREHOLDERS' LISTS AND REPORTS
                        BY THE COMPANY AND THE TRUSTEE

     Section 6.1. The Company to Furnish the Trustee Names and Addresses of the
                  -------------------------------------------------------------
Debentureholders. The Company shall furnish or cause to be furnished to the
----------------
Trustee (a) on a quarterly basis on each regular record date (as described in Section 2.4) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of the Debentures as of such regular record date; provided that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company (in the event the Company fails to provide such list on a quarterly basis, the Trustee shall be entitled to rely on the most recent list provided by the Company); and (b) at such other times as the Trustee may request in writing within thirty (30) days after the receipt by the Company of any such request, a list in similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished if the Trustee shall be the Debenture Registrar.

     Section 6.2. Preservation of Information Communications with the
                  ---------------------------------------------------
Debentureholders.
----------------

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in
Section 6.1 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as Debenture Registrar for the Debentures (if acting in such capacity).

     (b) The Trustee may destroy any list furnished to it as provided in Section
6.1 upon receipt of a new list so furnished.

     (c) Debentureholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Debentureholders with respect to their rights under this Indenture or under the Debentures.

     Section 6.3. Reports by the Company.
                  ----------------------

     (a) The Company covenants and agrees to file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable overnight delivery service that provides for evidence of receipt, to the Debentureholders, as their names and addresses appear upon the Debenture Register, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 6.3 as may be required by rules and regulations prescribed from time to time by the Commission.

     Section 6.4. Reports by the Trustee.
                  ----------------------

     (a) On or before October 15 in each year in which any of the Debentures are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report dated as of the preceding September 30, if and to the extent required under Section 313(a) of the Trust Indenture Act.

     (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

     (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with the American Stock

Exchange, Inc., or other stock exchange on which any Debentures are listed or any other self-regulatory organization on or in which any Debentures are quoted or included (if so listed, quoted or included) and also with the Commission. The Company agrees to notify the Trustee when any Debentures become listed on the American Stock Exchange, Inc. or on any other stock exchange or designated for inclusion or quotation in or on any other self-regulatory organization.

                                 ARTICLE VII.
                 REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                              ON EVENT OF DEFAULT

     Section 7.1. Events of Default.
                  -----------------

     (a) Whenever used herein with respect to the Debentures, "Event of Default" means any one or more of the following events that has occurred and is continuing:

          (i) the Company defaults in the payment of any installment of interest upon any of the Debentures, as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose;

          (ii) the Company defaults in the payment of the principal on the Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

          (iii) the Company fails to observe or perform any other of its covenants or agreements with respect to the Debentures for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least twenty-five percent (25%) in principal amount of the Debentures at the time Outstanding;

          (iv) the Company, pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors;

          (v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for ninety (90) days; or

          (vi) the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (A) the distribution of Debentures to holders of Trust Securities in liquidation of their interests in the Trust; (B) the redemption of all of the outstanding Trust Securities of the Trust; or (C) certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement.

     (b)  In each and every such case referred to in items (i) through (vi) of
Section 7.1(a), unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debentureholders) may declare the principal of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Debentures.

     (c) At any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of at least a majority in aggregate principal amount of the Debentures then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest upon such principal, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 9.7; and (ii) any and all Events of Default under this Indenture, other than the nonpayment of principal on Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in Section 7.6. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

     (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

     Section 7.2. Collection of Indebtedness and Suits for Enforcement by the
                  -----------------------------------------------------------
Trustee.
-------

     (a) The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Debentures, and such default shall have continued for a period of thirty (30) days (other than by reason of a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture); or (ii) in case it shall default in the payment of the principal of any of the Debentures when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have been become due and payable on all such Debentures for principal or interest, or both, as the case may be, with interest upon the overdue principal; and (to the extent that payment of such interest is enforceable under applicable law and, if the Debentures are held by the Trust or a trustee of the Trust, without duplication of any other amounts paid by the Trust or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 9.7.

     (b) If the Company shall fail to pay such amounts set forth in Section 7.2(a) forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Debentures, wherever situated.

     (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, the Trust, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 9.7; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Debentures to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 9.7.

     (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Debentures, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 9.7, be for the ratable benefit of the holders of the Debentures. In case of an Event of Default hereunder which is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

     Section 7.3. Application of Moneys Collected. Any moneys or other assets
                  -------------------------------
collected by the Trustee pursuant to this Article VII with respect to the Debentures shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or other assets on account of principal or interest, upon presentation of the Debentures, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 9.7;

          SECOND: To the payment of all Senior Indebtedness if and to the extent required by Article XVI; and

          THIRD: To the payment of the amounts then due and unpaid upon the Debentures for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively.

     Section 7.4. Limitation on Suits.
                  -------------------

     (a) Except as set forth in this Indenture, no holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Debentures specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than twenty-five (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and (iv) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding and during such sixty (60) day period, the holders of not less than a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request.

     (b) Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any holder of the Debentures to receive payment of the principal of and interest on the Debentures, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder, and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture with every other such taker and holder and the Trustee that no one or more holders of the Debentures shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of the Debentures. For the protection and enforcement of the provisions of this Section 7.4, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 7.5. Rights and Remedies Cumulative; Delay or Omission not Waiver.
                  ------------------------------------------------------------

     (a) Except as otherwise provided in Section 2.8(b), all powers and remedies given by this Article VII to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

     (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

     Section 7.6. Control by the Debentureholders. The holders of not less than
                  -------------------------------
a majority in aggregate principal amount of the Debentures at the time Outstanding, determined in accordance with Section 10.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 9.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken, or if a Responsible Officer or Officers of the Trustee determine that the proceeding so directed would involve the Trustee in personal liability. The holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding affected thereby, or the holders of not less than a majority in liquidation preference of the Trust Securities of the Trust at the time Outstanding affected thereby, in each case determined in accordance with Section 10.4, may, on behalf of the holders of all of the Debentures or of all of the Preferred Securities, as the case may be, waive any past default in the performance of any of the covenants contained herein and its consequences or any past Default or Event of Default, except (i) a default in the payment of the principal of or interest on any of the Debentures as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee (in accordance with Section 7.1(c)); (ii) a default in the covenants contained in
Section 5.7; or (iii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of not less than a majority in liquidation preference of Trust Securities of the Trust shall have consented to such waiver or modification to such waiver; and provided further, however, that if the Debentures are held by the Trust or a trustee of the Trust, and if the consent of the holder of each Outstanding Debenture is required, then such waiver shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 7.7. Undertaking to Pay Costs. All parties to this Indenture agree,
                  ------------------------
and each holder of any Debentures, by such holder's acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as the Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.7 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of the Debentureholders holding more than ten percent (10%) in aggregate principal amount of the Outstanding Debentures, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or interest on the Debentures, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

     Section 7.8. Direct Action; Right of Set-Off. In the event that an Event of
                  -------------------------------
Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Debentures on an Interest Payment Date or Maturity Date, as applicable, then a holder of Preferred Securities may institute and prosecute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holders (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under this Indenture to the extent of any payment actually made by the Company to such holder of the Preferred Securities with respect to such Direct Action.

                                 ARTICLE VIII.
                   FORM OF THE DEBENTURE AND ORIGINAL ISSUE

     Section 8.1. Form of Debenture. The Debenture and the Trustee's Certificate
                  -----------------
of Authentication to be endorsed thereon are to be substantially in the forms attached hereto as Exhibit A and incorporated herein by reference.
                   ---------

     Section 8.2. Original Issue of the Debentures. Debentures in the aggregate
                  --------------------------------
principal amount of $30,927,850 may, upon execution of this Indenture, be executed by the Company and delivered to the Trustee for authentication. If the Underwriters exercise their Option and there is an Option Closing Date (as such terms are defined in that certain Underwriting Agreement dated ________, 2001, by and among the Company, the Trust, and Sterne, Agee & Leach, Inc., as Representative of the several Underwriters named therein), then, on such Option Closing Date, Debentures in the additional aggregate amount of up to $4,639,180 may be executed by the Company and delivered to the Trustee for authentication. The Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman and Chief Executive Officer, its President, or any Executive Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                  ARTICLE IX.
                            CONCERNING THE TRUSTEE

     Section 9.1. Certain Duties and Responsibilities of the Trustee.
                  --------------------------------------------------

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Debentures such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

             (A) the duties and obligations of the Trustee shall with respect to the Debentures be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Debentures except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (B) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Debentures conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Indenture;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures; and

          (iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

     Section 9.2. Notice of Defaults. Within ninety (90) days after actual
                  ------------------
knowledge by a Responsible Officer of the Trustee of the occurrence of any Default hereunder with respect to the Debentures, the Trustee shall transmit by mail to all holders of the Debentures, as their names and addresses appear in the Debenture Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal or interest (including any Additional Payments) on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of the directors and/or one or more Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the holders of such Debentures; and provided further, however, that in the case of any Default of the character specified in section 7.1(a)(iii), no such notice to holders of Debentures need be sent until at least thirty (30) days after the occurrence thereof.

     Section 9.3. Certain Rights of the Trustee. Except as otherwise provided in
                  -----------------------------
Section 9.1:

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by its Chairman and Chief Executive Officer, President or any Executive Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

     (c) The Trustee shall not be deemed to have knowledge of a Default or an Event of Default, other than an Event of Default specified in Section 7.1(a)(i) (other than the payment or nonpayment of Additional Payments or Compounded Interest) or Section 7.1(a)(ii), unless and until it receives written notification of such Event of Default from the Company or by holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Debentures at the time Outstanding;

     (d) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

     (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that is continuing and has not been cured or waived) to exercise with respect to the Debentures such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (f) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Debentures (determined as provided in Section 10.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding, and the reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

     (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 9.4. The Trustee not Responsible for Recitals, Etc.
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     (a) The Recitals contained herein and in the Debentures shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

     (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

     (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

     Section 9.5. May Hold the Debentures. The Trustee or any Paying Agent or
                  -----------------------
Debenture Registrar for the Debentures, in its individual or any other capacity, may become the owner or pledgee of the Debentures with the same rights it would have if it were not Trustee, Paying Agent or Debenture Registrar.

     Section 9.6. Moneys Held in Trust. Subject to the provisions of Section
                  --------------------
13.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

     Section 9.7. Compensation and Reimbursement.
                  ------------------------------

     (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except to the extent any such expense, disbursement or advance arises from the Trustee's own negligence or bad faith. The Company also covenants and agrees to indemnify each of the Bank and the Trustee (and its officers, agents, directors and employees) (each, a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred by such Fiduciary Indemnified Person and arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent such amount is attributable to such Fiduciary Indemnified Person's own negligence or bad faith.

     (b) The Company covenants and agrees to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Depositor of an undertaking by or on behalf of such Fiduciary Indemnified Person to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in this subsection.

     (c) The obligations of the Company under this Section 9.7 shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures. The provisions of this Section 9.7 shall survive the termination of this Indenture and shall survive the resignation or removal of the Trustee.

     Section 9.8. Reliance on Officers' Certificate. Except as otherwise
                  ---------------------------------
provided in Section 9.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

     Section 9.9. Disqualification; Conflicting Interests. If the Trustee has or
                  ---------------------------------------
shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 9.10. Corporate Trustee Required; Eligibility. There shall at all
                   ---------------------------------------
times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.10, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.11.

     Section 9.11. Resignation and Removal; Appointment of Successor.
                   -------------------------------------------------

     (a) The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Debentures by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Sections 9.9 and 9.10, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any one of the following shall occur:

         (i)   the Trustee shall fail to comply with the provisions of Section
     9.9 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

         (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.10 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

         (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

     then, in any such case, the Company may remove the Trustee with respect to all Debentures and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the

     Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.10, unless the Trustee's duty to resign is stayed as provided herein, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of that holder and all other holders similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Debentures pursuant to any of the provisions of this Section 9.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.12.

     (e) Any successor trustee appointed pursuant to this Section 9.11 may be appointed with respect to the Debentures, and at any time there shall be only one Trustee with respect to the Debentures.

     Section 9.12. Acceptance of Appointment by Successor.
                   --------------------------------------

     (a) In case of the appointment hereunder of a successor trustee with respect to the Debentures, every successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon request of any successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 9.12(a).

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article IX.

     (d) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.12, the Company shall transmit notice of the succession of such Trustee hereunder by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. If the Company fails to transmit such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be transmitted at the expense of the Company.

     Section 9.13. Merger, Conversion, Consolidation or Succession to Business.
                   -----------------------------------------------------------
Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be qualified under the provisions of Section 9.9 and eligible under the provisions of Section 9.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

     Section 9.14. Preferential Collection of Claims against the Company. The
                   -----------------------------------------------------
Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

                                  ARTICLE X.
                        CONCERNING THE DEBENTUREHOLDERS

     Section 10.1. Evidence of Action by the Holders.
                   ---------------------------------

     (a) Whenever in this Indenture it is provided that the holders of not less than a majority or specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures in person or by agent or proxy appointed in writing.

     (b) If the Company shall solicit from the Debentureholders any request, demand, authorization, direction, notice, consent, waiver or other action, then the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for purposes of determining whether Debentureholders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the

Outstanding Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six
(6) months after the record date.

     Section 10.2. Proof of Execution by the Debentureholders. Subject to the
                   ------------------------------------------
provisions of Section 9.1, proof of the execution of any instrument by a Debentureholder (such proof shall not require notarization) or such Debentureholder's agent or proxy and proof of the holding by any Person of any of the Debentures shall be sufficient if made in the following manner:

     (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

     (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

     (c) The Trustee may require such additional proof of any matter referred to in this Section 10.2 as it shall deem necessary.

     Section 10.3. Who May Be Deemed Owners. Prior to the due presentment for
                   ------------------------
registration of transfer of any Debenture, the Company, the Trustee, any Paying Agent, any Authenticating Agent and any Debenture Registrar may deem and treat the Person in whose name such Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture (subject to Section 2.3) and for all other purposes, and neither the Company, nor the Trustee, nor any Paying Agent, nor any Authenticating Agent, nor any Debenture Registrar shall be affected by any notice to the contrary.

     Section 10.4. Certain Debentures Owned by Company Disregarded. In
                   -----------------------------------------------
determining whether the holders of the requisite aggregate principal amount of the Debentures have concurred in any direction, consent or waiver under this Indenture, the Debentures that are owned by the Company or any other obligor on the Debentures or by any Person directly or indirectly controlling, controlled by or under common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that (a) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded; and (b) for purposes of this Section 10.4, the Trust shall be deemed not to be controlled by the Company. The Debentures so owned that have been pledged in good faith may be regarded as Outstanding for purposes of this Section 10.4, if the pledgee shall establish to the satisfaction of the Trustee such pledgee's right so to act with respect to such Debentures and that such pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     Section 10.5. Actions Binding on the Future Debentureholders. At any time
                   ----------------------------------------------
prior to (but not after) the evidencing to the Trustee, as provided in Section 10.1, of the taking of any action by the holders of not less than a majority or other percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 10.2, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of not less than a majority or other percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures.

                                  ARTICLE XI.
                            SUPPLEMENTAL INDENTURES

     Section 11.1. Supplemental Indentures without the Consent of the
                   --------------------------------------------------
Debentureholders. In addition to any supplemental indenture otherwise authorized
----------------
by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following purposes:

     (a) to cure any ambiguity, defect or inconsistency herein, or in the Debentures;

     (b)  to comply with Article X;

     (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

     (d) to add to the covenants of the Company for the benefit of the holders of all or any of the Debentures or to surrender any right or power herein conferred upon the Company;

     (e) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Debentures, as herein set forth;

     (f) to make any change that does not adversely affect the rights of any Debentureholder in any material respect;

     (g) to provide for the issuance of and establish the form and terms and conditions of the Debentures, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or of the Debentures, or to add to the rights of the holders of the Debentures;

     (h) to qualify or maintain the qualification of this Indenture under the Trust Indenture Act; or

     (i) to evidence a consolidation or merger involving the Company as permitted under Section 12.1.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise (and no such supplemental indenture shall be binding on the Trustee unless executed by the Trustee). Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 11.2.

     Section 11.2. Supplemental Indentures with Consent of the Debentureholders.
                   ------------------------------------------------------------
With the consent (evidenced as provided in Section 10.1) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by
Section 11.1 the rights of the holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (a) extend the fixed maturity of any Debentures, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or limit the right of a holder of Preferred Securities to institute and prosecute a Direct Action; or (b) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture; provided further, however, that if the Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of not less than a majority in liquidation preference of Trust Securities of the Trust shall have consented to such supplemental indenture; and provided further, however, that if the Debentures are held by the Trust or a trustee of the Trust and if the consent of the holder of each Outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture. It shall not be necessary for the consent of the Debentureholders affected thereby under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 11.3. Effect of Supplemental Indentures. Upon the execution of any
                   ---------------------------------
supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 11.4. The Debentures Affected by Supplemental Indentures. The
                   --------------------------------------------------
Debentures affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article XI, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which the Debentures may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then Outstanding.

     Section 11.5. Execution of Supplemental Indentures.
                   ------------------------------------

     (a) Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Debentureholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee, subject to the provisions of Sections 9.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this
Article XI is authorized or permitted by, and conforms to, the terms of this
Article XI and that it is proper for the Trustee under the provisions of this
Article XI to join in the execution thereof.

     (b) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 11.5, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                 ARTICLE XII.
                             SUCCESSOR CORPORATION

   Section 12.1. The Company May Consolidate, Etc. Nothing contained in this
                 --------------------------------
Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company hereby covenants and agrees that (a) upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Company, of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company, as the case may be, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company, as the case may be, shall have been merged, or by the entity which shall have acquired such property; (b) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia; and (c) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     Section 12.2. Successor Corporation Substituted.
                   ---------------------------------

     (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, in the case of the Company, the due and punctual payment of the principal of and interest on all of the Debentures Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as the case may be, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.

     (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

     (c) Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into itself or acquiring by purchase or otherwise, all or any part of, the property of any other Person (whether or not affiliated with the Company).

     Section 12.3. Evidence of Consolidation, Etc. to Trustee. The Trustee,
                   ------------------------------------------
subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article XII.

                                 ARTICLE XIII.
                          SATISFACTION AND DISCHARGE

     Section 13.1. Satisfaction and Discharge of Indenture. If at any time: (a)
                   ---------------------------------------
the Company shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.8) and all Debentures for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 13.5); or (b) all such Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.3, 2.6, 2.8, 5.1, 5.2, 5.3 and 9.10, which shall survive until the date of maturity or redemption date, as the case may be, and Sections 9.7 and 13.5, which shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

     Section 13.2. Discharge of Obligations. If at any time all Debentures not
                   ------------------------
heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 13.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient in the opinion of a nationally recognized certified public accounting firm to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.3, 2.6, 2.8, 5.1, 5.2 and 5.3, which shall survive until such Debentures shall mature and be paid, and Sections 9.7 and 13.5, which shall survive to such date and thereafter.

     Section 13.3. Deposited Moneys to Be Held in Trust. All monies or
                   ------------------------------------
Governmental Obligations deposited with the Trustee pursuant to Sections 13.1 or
13.2 shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the Debentures for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

     Section 13.4. Payment of Monies Held by Paying Agents. In connection with
                   ---------------------------------------
the satisfaction and discharge of this Indenture, all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

     Section 13.5. Repayment to the Company. Any monies or Governmental
                   ------------------------
Obligations deposited with any Paying Agent or the Trustee, or then held by the Company in trust, for payment of principal of or interest on the Debentures that are not applied but remain unclaimed by the holders of such Debentures for at least two years after the date upon which the principal of or interest on such Debentures shall have respectively become due and payable, shall be repaid to the Company, as the case may be, on September 30 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the Paying Agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Debentures entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

                                 ARTICLE XIV.
                   IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
                            OFFICERS AND DIRECTORS

     Section 14.1. No Recourse. No recourse under or upon any obligation,
                   -----------
covenant or agreement of this Indenture, or of the Debentures, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever, shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, and any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                                  ARTICLE XV.
                           MISCELLANEOUS PROVISIONS

     Section 15.1. Effect on Successors and Assigns. All the covenants,
                   --------------------------------
stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its respective successors and assigns, whether so expressed or not.

     Section 15.2. Actions by Successor. Any act or proceeding by any provision
                   --------------------
of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     Section 15.3. Surrender of the Company Powers. The Company by instrument in
                   -------------------------------
writing executed by appropriate authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor corporation.

     Section 15.4. Notices. Except as otherwise expressly provided herein any
                   -------
notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: c/o ABC Bancorp, 24 2/nd/ Avenue, S.E., Moultrie, Georgia 31768, Attention: Chairman and Chief Executive Officer. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

     Section 15.5. Governing Law. This Indenture and each Debenture shall be
                   -------------
deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be construed in accordance with the laws thereof.

     Section 15.6. Treatment of the Debentures as Debt. It is intended that the
                   -----------------------------------
Debentures shall be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention. The Company (with respect to its separate books and records), the Trustee and, by acceptance of a Debenture, each holder of a Debenture, agree to treat the Debentures as indebtedness of the Company and not as equity for all tax (including federal income tax) and financial accounting purposes.

     Section 15.7. Compliance Certificates and Opinions.
                   ------------------------------------

     (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     (b) Each certificate or opinion of the Company provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as, in the opinion of such Person, is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that each such certificate shall comply with the provisions of Section 314 of the Trust Indenture Act.

     Section 15.8.  Payments on Business Days.  In any case where the date of
                    -------------------------
maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a Business Day, then payment of interest or principal may (subject to Section 2.4(b)) be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

     Section 15.9.  Conflict with Trust Indenture Act.  If and to the extent
                    ---------------------------------
that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 15.10. Counterparts. This Indenture may be executed in any number
                    ------------
of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Executed counterparts may be delivered via facsimile transmission if promptly followed by delivery of a hard copy signature page.

     Section 15.11. Separability. In case any one or more of the provisions
                    ------------
contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Debentures, but this Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 15.12. Assignment. The Company shall have the right at all times to
                    ----------
assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company; provided, however, that, in the event of any such assignment, the Company shall remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

     Section 15.13. Acknowledgment of Rights; Right of Setoff.
                    -----------------------------------------

     (a) The Company acknowledges that, with respect to any Debentures held by the Trust or a trustee of the Trust, if the Property Trustee fails to enforce its rights under this Indenture as the holder of the Debentures held as the assets of the Trust, any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, and notwithstanding the provisions of Section 7.4(a) hereof, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal or interest on the Debentures on the date such principal or interest is otherwise payable (or in the case of redemption, on the redemption date), then the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

     (b) Notwithstanding anything to the contrary contained in this Indenture, the Company shall have the right to setoff any payment it is otherwise required to make hereunder in respect of any Trust Securities to the extent that the Company has previously made, or is concurrently making, a payment to the holder of such Trust Securities under the Preferred Securities Guarantee or in connection with a proceeding for enforcement of payment of the principal of or interest on the Debentures directly brought by holders of any Trust Securities.

     Section 15.14. Interpretation.
                    --------------

     (a) When a reference is made in this Indenture to a section or article, such reference shall be to a section or article of this Indenture unless otherwise clearly indicated to the contrary.

     (b) Whenever the words "include", "includes" or "including" are used in this Indenture, they shall be deemed to be followed by the words "without limitation."

     (c) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

     (d) A reference to any party to this Indenture or any other agreement or document shall include such party's successors and permitted assigns.

     (e) A reference to any statute or to any provision of any statute shall include any amendment to, and any modification or re-enactment thereof, and all regulations and statutory instruments issued thereunder or pursuant thereto.

                                 ARTICLE XVI.
                        SUBORDINATION OF THE DEBENTURES

     Section 16.1. Agreement to Subordinate. The Company covenants and agrees,
                   ------------------------
and each holder of the Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all the Debentures shall be issued subject to the provisions of this Article XVI, and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of and interest on all the Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company (collectively, "Senior Indebtedness") to the extent provided herein, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article XVI shall prevent the occurrence of any default or Event of Default hereunder.

     Section 16.2. Default on Senior Indebtedness. Upon the occurrence and any
                   ------------------------------
continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of such a default, or in the event of the commencement of a judicial proceeding with regard to such an alleged default or event of default, then, in any case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or interest on the Debentures. In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding sentence of this Section 16.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days prior to the Trustee's receipt of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of the Senior Indebtedness.

     Section 16.3. Liquidation; Dissolution; Bankruptcy
                   ------------------------------------

     (a) Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal or interest on the Debentures. Upon any such dissolution, winding-up, liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this
Article XVI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

     (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     (c) For purposes of this Article XVI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XVI with respect to the Debentures to the payment of all Senior Indebtedness, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment; and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 16.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article
XII. Nothing in Section 16.2 or in this Section 16.3 shall apply to claims of, or payments to, the Trustee or any other Fiduciary Indemnified Person under or pursuant to Section 9.7.

     Section 16.4. Subrogation.
                   -----------

     (a) Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article XVI, and no payment over pursuant to the provisions of this Article XVI to or for the benefit of the holders of such Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors (other than holders of Senior Indebtedness of the Company), and the holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XVI are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

     (b) Nothing contained in this Article XVI or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

     (c) Upon any payment or distribution of assets of the Company referred to in this Article XVI, the Trustee, subject to the provisions of Article IX, and the holders of the Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.

     Section 16.5. The Trustee to Effectuate Subordination. Each holder of
                   ---------------------------------------
Debentures, by such holder's acceptance thereof, authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVI and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

     Section 16.6. Notice by the Company.
                   ---------------------

     (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI. Notwithstanding the provisions of this Article XVI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor. Before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 16.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     (b) The Trustee, subject to the provisions of Section 9.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVI, the Trustee may request that such Person furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 16.7. Rights of the Trustee; Holders of the Senior Indebtedness.
                   ---------------------------------------------------------

     (a) The Bank in its individual capacity shall be entitled to all the rights set forth in this Article XVI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Bank of any of its rights as such holder. The Trustee's or any other Indemnified Person's right to compensation, reimbursement of expenses and indemnification as set forth in
Section 9.7 shall not be subject to the subordination provisions of this Article XVI.

     (b) With respect to the holders of the Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of such

Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XVI or otherwise.

     Section 16.8. Subordination May not Be Impaired.
                   ---------------------------------

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article XVI or the obligations hereunder of the holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                            [Signatures Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective duly authorized officers as of the day and year first above written.


                                  ABC BANCORP

Attest:

                                  By: ________________________________________
                                  Name: Kenneth J. Hunnicutt
_________________________         Title: Chairman and Chief Executive Officer



                                  WILMINGTON TRUST COMPANY, as Trustee
Attest:

                                  By: ________________________________________
                                  Name:_______________________________________
_________________________         Title:______________________________________



STATE OF GEORGIA    )
                    ) ss
COUNTY OF COLQUITT  )

     On this _____ day of __________, 2001, before me appeared Kenneth J. Hunnicutt, to me personally known, who, being by me duly sworn, did say that he is the Chairman and Chief Executive Officer of ABC Bancorp, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said Kenneth J. Hunnicutt acknowledged said instrument to be the free act and deed of said corporation.

     In testimony whereof I have hereunto set my hand and affixed my official seal at my office in said county and state the day and year last above written.

               ________________________________________
               Notary Public

               My term expires:________________________

STATE OF DELAWARE   )
                    ) ss
COUNTY OF _________ )

     On this _____ day of ___________, 2001, before me appeared ___________________, to me personally known, who, being by me duly sworn, did say that he is the _____________________ of Wilmington Trust Company, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said _____________________________, acknowledged said instrument to be the free act and deed of said corporation.

     In testimony whereof I have hereunto set my hand and affixed my official seal at my office in said county and commonwealth the day and year last above written.


               _______________________________________
               Notary Public

               My term expires:________________________

                                   EXHIBIT A

                          (Form of Face of Debenture)

No. _____                                                           $___________
CUSIP No._____________.

                                  ABC BANCORP

                          __% SUBORDINATED DEBENTURE

                                   DUE 2031

     ABC Bancorp, a Georgia corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Property Trustee for ABC Bancorp Capital Trust I, or registered assigns, the principal sum of __________ ($__________) on September 30, 2031 (the "Stated Maturity"),
and to pay interest on said principal sum from September 30, 2001, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 2001, at the rate of __% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date shall be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, payment of such interest will be made on the immediately preceding business day, in each case, with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be given to the registered holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on or in which the Debentures may be listed or quoted, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture shall be made at such place and to such account as may be designated by the Trustee.

     The Stated Maturity may be shortened at any time by the Company to any date not earlier than September 30, 2006, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines, policies or regulations of the Federal Reserve.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). This Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                            [Signatures Next Page]

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.
Dated: _________  __, 2001

                                     ABC BANCORP


                                     By: _______________________________________
                                     Name: Kenneth J. Hunnicutt
                                     Title: Chairman and Chief Executive Officer
Attest:


By: ______________________________
   Name: _________________________
   Title: ________________________

                    [Form of Certificate of Authentication]
                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures described in the within-mentioned Indenture.
Dated: ______________, 2001

Wilmington Trust Company,
not in its individual capacity
but solely as Trustee

By: _______________________________
     Authorized Signatory

                        [Form of Reverse of Debenture]

                      __% SUBORDINATED DEBENTURE DUE 2031

                                  (CONTINUED)

     This Debenture is one of the subordinated debentures of the Company (herein sometimes referred to as the "Debentures"), all issued or to be issued under and pursuant to an Indenture dated as of ______ __, 2001 (the "Indenture") duly executed and delivered between the Company and Wilmington Trust Company, as Trustee, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

     Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon Eastern Time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right as set forth in the Indenture to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after September 30, 2006 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount hereof plus any accrued but unpaid interest hereon, to the date of such redemption. Any redemption pursuant to this paragraph shall be made upon not less than thirty (30) days' nor more than sixty (60) days' notice, at the Redemption Price. The Redemption Price shall be paid at the time and in the manner provided therefor in the Indenture. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee as described in the Indenture. In the event of an Optional Redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall, except as provided in the Indenture, (i) extend the fixed maturity of the Debentures, reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Debenture so affected thereby; or (ii) reduce the aforesaid percentage of the Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each Debenture then Outstanding and so affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the manner herein prescribed.

     The Company, as further described in the Indenture, shall have the right at any time during the term of the Debentures and from time to time to defer payments of interest by extending the interest payment period of such Debentures for up to twenty (20) consecutive quarters (each, an "Extension Period"), at the end of which period the Company shall pay all interest then accrued (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, so long as no Event of Default shall have occurred and be continuing, the Company may further extend such Extension Period, provided that such Extension Period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters, extend beyond September 30, 2031, or end on a date other than an Interest Payment Date. At the termination of any such Extension Period and upon the payment of all Deferred Payments then due, the Company may commence a new Extension Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register (as defined in the Indenture) of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent (as defined in the Indenture) and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company, nor the Trustee, nor any Paying Agent, nor any Debenture Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof (or such other denominations and any integral multiple thereof as may be deemed necessary by the Company for the purpose of maintaining the eligibility of the Debentures for listing on the American Stock Exchange, Inc. or any successor thereto).

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                   * * * * *